UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 11, 2008

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	033-10456	56-2416925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Shengweng Avenue, Qufu, Shandong China	273100
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(86) 537-4424999

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A, which supplements the Current Report on Form 8-K of Sunwin International Neutraceuticals, Inc. as filed with the Securities and Exchange Commission on September 12, 2008, is being filed in response to comments from the staff of the Securities and Exchange Commission.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

As previously disclosed, on September 11, 2008 the Board of Directors of Sunwin International Neutraceuticals, Inc. determined that the company’s consolidated financial statements for the fiscal year ended April 30, 2008 could no longer be relied upon as they contained an error which is described below. This error was discovered in the ordinary course of preparing our consolidated financial statements for the three month period ended July 31, 2008. On September 15, 2008 we filed an Annual Report on Form 10-K/A (Amendment No. 1.) for the fiscal year ended April 30, 2008 with the Securities and Exchange Commission which contained restated financials statements correcting this error.

In connection with the preparation of our Annual Report on Form 10-K for the fiscal year ended April 30, 2008, and as previously disclosed in both that report and the Annual Report on Form 10-K/A (Amendment No. 1), under the supervision and with the participation of our management, including our Chief Executive Officer who serves as our principal executive officer and our Chief Financial Officer who serves as our principal financial officer, we conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) under the Securities Exchange Act of 1934, as amended, as of the end of the period covered by the report (the “Evaluation Date”). Based on this evaluation, our principal executive officer and principal financial officer initially concluded as of the Evaluation Date that our disclosure controls and procedures were effective such that the information relating to Sunwin International Neutraceuticals, Inc., including our consolidated subsidiaries, required to be disclosed in our SEC reports (i) is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and (ii) is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Subsequent to the Evaluation Date, as set forth above on September 11, 2008 our Board of Directors determined that our consolidated financial statements for the fiscal year ended April 30, 2008 could no longer be relied upon as they contained an error. This error related to the liability of advances from customers, which was overstated by $570,090. The advance was, in fact, an advance from one of our subsidiaries to another subsidiary, that, had it been accounted for correctly, would have been eliminated in consolidation. As a result of this error, our management has determined that we failed to maintain effective controls to review and reconcile intercompany transactions. Accordingly, management determined that these control deficiencies constitute material weaknesses. A material weakness is a control deficiency or combination of control deficiencies, that result in more than a remote likelihood that a material misstatement of our annual or interim financial statements would not be prevented or detected. As a result of this material weakness, our management has concluded that our internal control over financial reporting was not effective as of April 30, 2008. Our management believes that remediation measures are required in order to improve our disclosure controls, due primarily to inadequate staffing within the finance and accounting group in China of a sufficient number of individuals with proper expertise in the proper application of United States generally accepted accounting principles (GAAP). However, there are no assurances that until such time as we correct these internal deficiencies that our financial statements will not contain errors in future periods.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act, as amended). Our management assessed the effectiveness of our internal control over financial reporting as of April 30, 2008. In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission “COSO”) in Internal Control-Integrated Framework. As disclosed in our Annual Report on Form 10-K for the fiscal year ended April 30, 2008, our management initially concluded that, as of April 30, 2008, our internal control over financial reporting is effective based on these criteria. As set forth above, and as disclosed in our Annual Report on Form 10-K/A (Amendment No. 1.), as a result of the restatement of our financial statements for the year ended April 30, 2008 our management has subsequently concluded that our internal control over financial reporting is ineffective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

Date: September 19, 2008	By: /s/ Dongdong Lin
Dongdong Lin, Chief Executive Officer and President